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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-42357 of Cardinal Health, Inc. on Form S-8 of our report dated September 20, 1994, appearing in this Annual Report on Form 11-K of the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan for the year ended March 31, 1994.





DELOITTE & TOUCHE LLP

Columbus, Ohio
September 23, 1994







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